Exhibit 99.1

Gentherm Reports 2024 Second Quarter Results

Record Quarterly Revenue of $376 Million

Highest Quarterly Operating Income in Three Years

Secured $660 Million in Automotive New Business Awards

NORTHVILLE, Michigan, July 31, 2024 /Global Newswire/ -- Gentherm (NASDAQ:THRM), the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management systems, today announced its financial results for the second quarter ending June 30, 2024.

Second Quarter Highlights

•
Product revenues of $375.7 million increased 0.9% from $372.3 million in the second quarter of 2023. Excluding the impact of foreign currency translation, product revenues increased 2.0% year over year
•
Automotive revenues increased 0.7% year over year; excluding the impact of foreign currency translation, automotive revenues increased 1.8% year over year
•
GAAP diluted earnings per share was $0.60 as compared with a loss of $0.05 for the prior-year period
•
Adjusted diluted earnings per share (see table herein) was $0.66. Adjusted diluted earnings per share in the prior-year period was $0.58
•
Secured automotive new business awards totaling $660 million in the quarter

Phil Eyler, the Company's President and CEO, said, “The financial and operating results of the second quarter demonstrate the continued strong execution of our growth strategy. With record quarterly revenue, the highest quarterly operating income in three years, a 190 basis point year-over-year expansion in Adjusted EBITDA margin rate, and $660 million in automotive new business awards – including our first proprietary Puls.A™ massage solution award, the Gentherm team continues to deliver solid results in this challenging environment.

He continued, “Our Automotive Climate and Comfort Solutions revenue outperformed actual light vehicle production in our key markets by 500 basis points, fueled by double-digit growth in our Lumbar and Massage Comfort Solutions, validating our investment thesis for the strategic acquisition of Alfmeier.”

He concluded, “We continue to make significant strides in the development of our next generation technologies, including ClimateSense®, WellSense™, and ComfortScale™. Our second quarter automotive new business awards brought our year-to-date total to $1.2 billion. This momentum, and our continued progress on Fit-For-Growth 2.0, make us confident in our ability to reach high-teens Adjusted EBITDA margin rate over time.”

2024 Second Quarter Financial Review

Product revenues for the second quarter of 2024 increased by $3.4 million, or 0.9%, as compared with the prior-year period. Excluding the impact of foreign currency translation, product revenues increased 2.0% year over year.

Automotive revenues increased 0.7% year over year. Adjusting for foreign currency translation, phasing out the non-automotive electronics business as well as one-time benefits from recoveries in both periods, Automotive revenues increased 2.8% year over year. Revenues from Automotive Climate and Comfort Solutions increased 4.8% in the second quarter compared to the prior year period.

According to S&P Global’s mid-July report, actual light vehicle production decreased by 0.2% in the second quarter when compared with the same quarter of 2023 in the Company’s key markets of North America, Europe, China, Japan, and Korea.

Gentherm Medical revenue increased 8.3% year over year, primarily as a result of higher Blanketrol® sales. Adjusting for the impact of foreign currency translation, Medical revenues increased 8.7%.

See the “Revenues by Product Category and Reconciliation of Foreign Currency Translation Impact” table included below for additional detail.

Gross margin rate increased to 25.7% in the current-year period, as compared with 23.6% in the prior-year period. The increase from the prior-year period was driven by Fit-for-Growth 2.0 initiatives including supplier cost reductions, value engineering activities, and net productivity at the factories as well the impact of our previously announced exit of the non-automotive electronics business. These were partially offset by annual price reductions and start-up costs from our new plants opening in Tangier, Morrocco and Monterrey, Mexico.

Net research and development expenses of $21.9 million in the quarter decreased $2.8 million, or 11.5% over the prior-year period, primarily related to the reduction in resources allocated to certain battery performance solutions products and higher R&D reimbursements.

Selling, general and administrative expenses of $39.4 million in the quarter increased $1.0 million, or 2.6%, versus the prior-year period. The year-over-year increase was primarily driven by higher compensation expenses.

Restructuring expenses of $2.4 million in the current-year period increased $1.4 million, versus the prior-year period primarily as a result of discrete restructuring activities associated with the Company’s Fit-for-Growth 2.0 initiatives and previously announced footprint optimization.

As described more fully in the “Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA Margin” table included below, the Company recorded Adjusted EBITDA of $49.9 million in the quarter compared with $42.4 million in the prior-year period, an increase of $7.5 million or 17.7%.

Income tax expense in the quarter was $9.5 million, as compared with $4.8 million in the prior-year period. The effective tax rate was approximately 34% in the quarter.

GAAP diluted earnings per share for the quarter was $0.60 compared with a loss of $0.05 for the prior-year period. Adjusted diluted earnings per share, excluding restructuring expenses, non-cash purchase accounting impact, non-automotive electronics inventory benefit, unrealized currency gain, and other items specified on the table below, was $0.66. Adjusted diluted earnings per share in the prior-year period was $0.58.

The Company provides various non-GAAP financial measures in this release. See “Use of Non-GAAP Measures” below for additional information, including definitions, usefulness for investors and limitations, as well as reconciliations below to the most directly comparable GAAP financial measures.

Guidance

The Company’s full-year 2024 guidance as of July 31, 2024 is shown below:

	Initial 2024 Guidance	Latest Estimate(1)
Product Revenues	$1.5B – $1.6B	Low end of range
Adjusted EBITDA Margin Rate	12.5% – 13.5%	Above mid-point of range
Full-year Adjusted Effective Tax Rate	26% – 29%	No change
Capital Expenditures	$65M – $75M	No change
(1)
Based on the current forecast of customer orders, and light vehicle production in the Company’s key markets declining at a low single digit rate in 2024 versus 2023, and a EUR to USD exchange rate of $1.08/Euro for the remainder of the year.

Conference Call

As previously announced, Gentherm will conduct a conference call today at 8:00 am Eastern Time to review these results. The dial-in number for the call is 1-877-407-4018 (callers in the U.S.) or +1-201-689-8471 (callers outside this U.S.). The passcode for the live call is 13747799.

A live webcast and one-year archived replay of the call can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available at approximately two hours after the call until 11:59 pm Eastern Time on August 14, 2024. The replay can be accessed by dialing 1-844-512-2921 (callers in the U.S.), or +1-412-317-6671 (callers outside the U.S.). The passcode for the replay is 13747799.

Investor Contact
Gregory Blanchette
investors@gentherm.com
248.308.1702

Media Contact
Melissa Fischer
media@gentherm.com
248.289.9702

About Gentherm

Gentherm (NASDAQ: THRM) is the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management systems. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery performance solutions, cable systems, lumbar and massage comfort solutions, valve system technologies, and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 14,000 employees in facilities in the United States, Germany, China, Czech Republic, Hungary, Japan, Malta, Mexico, Morocco, North Macedonia, South Korea, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. In making these statements we rely on assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. Such statements are subject to a number of important assumptions, significant risks and uncertainties (some of which are beyond our control) and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including but not limited to:

•
macroeconomic, geopolitical and similar global factors in the cyclical Automotive industry;
•
increasing U.S. and global competition, including with non-traditional entrants;
•
our ability to effectively manage new product launches and research and development, and the market acceptance of such products and technologies;
•
the evolution and recent challenges of the automotive industry towards electric vehicles, autonomous vehicles and mobility on demand services, and related consumer behaviors and preferences;
•
our ability to convert automotive new business awards into product revenues;
•
the recent supply-constrained environment, and inflationary and other cost pressures;
•
the production levels of our major customers and OEMs in our key markets and sudden fluctuations in such production levels;
•
our business in China, which is subject to unique operational, competitive, regulatory and economic risks;
•
our ability to attract and retain highly skilled employees and wage inflation;
•
a tightening labor market, labor shortages or work stoppages impacting us, our customers or our suppliers, such as recent labor strikes among certain OEMs and suppliers;
•
our achievement of product cost reductions to offset customer-imposed price reductions or other pricing pressures;
•
our product quality and safety and impact of product safety recalls and alleged defects in products;
•
our ability to integrate our recent acquisitions and realize synergies, as well as to consummate additional strategic acquisitions, investments and exits, and achieve planned benefits;
•
any security breaches and other disruptions to our information technology networks and systems, as well as privacy, data security and data protection risks;
•
the impact of our global operations, including our global supply chain, operations within Ukraine, economic and trade policies, and foreign currency and exchange risk;
•
any loss or insolvency of our key customers and OEMs, or key suppliers;
•
our efforts to optimize our global supply chain and manufacturing footprint;
•
our ability to project future sales volume based on third-party information, based on which we manage our business;
•
the protection of our intellectual property in certain jurisdictions;
•
our compliance with anti-corruption laws and regulations;
•
legal and regulatory proceedings and claims involving us or one of our major customers;
•
the extensive regulation of our patient temperature management business;
•
risks associated with our manufacturing processes;
•
the effects of climate change and catastrophic events, as well as regulatory and stakeholder-imposed requirements to address climate change and other sustainability issues;
•
our product quality and safety;

•
our borrowing availability under our revolving credit facility, as well ability to access the capital markets, to support our planned growth; and
•
our indebtedness and compliance with our debt covenants.

The foregoing risks should be read in conjunction with the Company's reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), including “Risk Factors,” in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, with reasonable frequency, we have entered into business combinations, acquisitions, divestitures, strategic investments and other significant transactions. Such forward-looking statements do not include the potential impact of any such transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this release, the Company has provided here or elsewhere information regarding: adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”); Adjusted EBITDA margin; adjusted earnings per share (“Adjusted earnings per share” or “Adjusted EPS”); free cash flow; Net Debt, revenue, segment revenue and product revenue excluding foreign currency translation and other specified gains and losses; Automotive Climate and Comfort Solutions revenues; and adjusted operating expenses, each a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, non-cash stock-based compensation expenses, and other gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, impairment of goodwill, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by product revenues. The Company defines Adjusted EPS as earnings adjusted by gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, impairment of goodwill, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives. The Company defines Free Cash Flow as Net cash provided by operating activities less Purchases of property and equipment. The Company defines Net Debt as the principal amount of all Consolidated Funded Indebtedness (as defined in the Credit Agreement) less cash and cash equivalents. The Company defines revenue, segment revenue or product revenue excluding foreign currency translation and other specified gains and losses as such revenue, excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates and excluding the other items specified in the reconciliation tables herein. The Company defines Automotive Climate and Comfort Solutions revenues as Automotive revenue excluding specified product revenues and the impact of non-automotive electronics and contract manufacturing electronics revenues. The Company defines adjusted operating expenses as operating expenses excluding impairment of intangible assets and property and equipment, restructuring, related non-cash stock-based compensation, acquisition, integration and divestiture expenses.

The Company’s reconciliations are included in this release or can be found in the supplemental materials furnished as Exhibit 99.2 to the Company’s Form 8-K dated July 31, 2024.

In evaluating its business, the Company considers and uses Free Cash Flow and Net Debt as supplemental measures of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management provides such non-GAAP financial measures so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis by excluding matters not indicative of the Company’s ongoing operating or liquidity results and therefore enhance the comparability of the Company's results and provide additional information for analyzing trends in the business. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur revenues, expenses, and cash and non-cash obligations that are the same as or similar to some of the adjustments in our presentation of non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There also can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. Other companies in our industry may define and calculate these non-GAAP financial measures differently than we do and those calculations may not be comparable to our metrics. These non-GAAP measures have limitations as analytical tools, and when assessing the Company's operating performance or liquidity, investors should not consider these non-GAAP measures in isolation, or as a substitute for net income (loss), revenue or other consolidated income statement or cash flow statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this release and other public communications may include estimates of future Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS. The Company has not reconciled the non-GAAP forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Product revenues	$375,683	$372,323	$731,698	$735,948
Cost of sales	278,982	284,335	546,244	566,830
Gross margin	96,701	87,988	185,454	169,118
Operating expenses:
Net research and development expenses	21,861	24,696	44,606	49,841
Selling, general and administrative expenses	39,410	38,418	80,131	75,460
Restructuring expenses	2,442	1,044	9,680	2,313
Impairment of goodwill	—	19,509	—	19,509
Total operating expenses	63,713	83,667	134,417	147,123
Operating income	32,988	4,321	51,037	21,995
Interest expense, net	(4,002)	(1,932)	(7,246)	(6,076)
Foreign currency (loss) gain	(282)	346	2,267	(1,723)
Other (loss) income	(284)	556	689	786
Earnings before income tax	28,420	3,291	46,747	14,982
Income tax expense	9,544	4,842	13,086	8,570
Net income (loss)	$18,876	$(1,551)	$33,661	$6,412
Basic earnings (loss) per share	$0.60	$(0.05)	$1.07	$0.19
Diluted earnings (loss) per share	$0.60	$(0.05)	$1.06	$0.19
Weighted average number of shares – basic	31,534	33,019	31,539	33,100
Weighted average number of shares – diluted	31,710	33,019	31,714	33,328

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY AND RECONCILIATION OF FOREIGN CURRENCY TRANSLATION IMPACT

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Climate Control Seat	$121,701	$121,210	0.4%	$237,291	$235,963	0.6%
Seat Heaters	77,056	78,258	(1.5)%	154,132	153,894	0.2%
Lumbar and Massage Comfort Solutions	45,869	37,604	22.0%	84,120	76,342	10.2%
Steering Wheel Heaters	42,414	38,958	8.9%	82,228	75,305	9.2%
Valve Systems	29,267	27,692	5.7%	55,892	54,686	2.2%
Automotive Cables	18,832	20,243	(7.0)%	40,351	40,463	(0.3)%
Battery Performance Solutions	16,063	19,587	(18.0)%	29,671	39,896	(25.6)%
Electronics	7,171	9,323	(23.1)%	15,356	20,293	(24.3)%
Other Automotive	5,629	8,658	(35.0)%	9,599	17,383	(44.8)%
Subtotal Automotive segment	364,002	361,533	0.7%	708,640	714,225	(0.8)%
Medical segment	11,681	10,790	8.3%	23,058	21,723	6.1%
Total Company	$375,683	$372,323	0.9%	$731,698	$735,948	(0.6)%

Foreign currency translation impact (a)	(3,936)	—		(6,733)	—
Total Company, excluding foreign currency translation impact	$379,619	$372,323	2.0%	$738,431	$735,948	0.3%

(a) Foreign currency translation impacts for the Automotive segment and Medical segment were $(3,891) and $(45) respectively, for the three months ended June 30, 2024. Foreign currency translation impacts for the Automotive segment and Medical segment were $(6,617) and $(116) respectively, for the six months ended June 30, 2024.

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

AND ADJUSTED EBITDA MARGIN

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$18,876	$(1,551)	$33,661	$6,412
Add back:
Depreciation and amortization	12,811	12,393	26,391	25,838
Income tax expense (a)	9,544	4,842	13,086	8,570
Interest expense, net (b)	4,002	1,932	7,246	6,076
Adjustments:
Non-cash stock-based compensation (c)	3,610	3,076	7,407	5,171
Acquisition and integration expenses	—	1,480	—	3,112
Restructuring expense	2,442	1,044	9,680	2,313
Non-automotive electronics inventory (benefit) charge	(712)	644	(1,772)	2,063
Unrealized currency (gain) loss	(497)	(740)	(2,353)	5,125
Impairment of goodwill	—	19,509	—	19,509
Other	(203)	(251)	69	(301)
Adjusted EBITDA	$49,873	$42,378	$93,415	$83,888

Product revenues	$375,683	$372,323	$731,698	$735,948
Adjusted EBITDA Margin	13.3%	11.4%	12.8%	11.4%

(a) Includes $2,423 of deferred income tax benefit associated with goodwill impairment of the Medical reporting unit for the three and six months ended June 30, 2023.

(b) Includes $308 and $4 of interest expense for the three and six months ended June 30, 2024, respectively, related to mark-to-market adjustment of our floating-to-fixed interest rate swap agreement with a notional amount of $100,000.

(c) Includes operating expenses of $3,519 and $3,076 for the three months ended June 30, 2024 and 2023, respectively. Includes operating expenses of $7,009 and $4,834 for the six months ended June 30, 2024 and 2023, respectively.

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME

AND ADJUSTED EARNINGS PER SHARE

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$18,876	$(1,551)	$33,661	$6,412
Non-cash purchase accounting impact	1,584	2,330	3,189	4,180
Restructuring expenses	2,442	1,044	9,680	2,313
Unrealized currency (gain) loss	(497)	(740)	(2,353)	5,125
Acquisition and integration expenses	—	1,480	—	3,112
Non-automotive electronics inventory (benefit) charge	(712)	644	(1,772)	2,063
Impairment of goodwill	—	19,509	—	19,509
Other	(203)	(251)	69	(301)
Tax effect of above	(454)	(3,425)	(1,851)	(6,942)
Adjusted net income	$21,036	$19,040	$40,623	$35,471

Weighted average shares outstanding:
Basic	31,534	33,019	31,539	33,100
Diluted	31,710	33,019	31,714	33,328

Earnings (loss) per share, as reported:
Basic	$0.60	$(0.05)	$1.07	$0.19
Diluted	$0.60	$(0.05)	$1.06	$0.19

Adjusted earnings per share:
Basic	$0.67	$0.58	$1.29	$1.07
Diluted	$0.66	$0.58	$1.28	$1.06

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(Dollars in thousands, except share data)

(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$123,466	$149,673
Accounts receivable, net	264,759	253,579
Inventory:
Raw materials	129,752	126,013
Work in process	17,890	15,704
Finished goods	66,728	64,175
Inventory, net	214,370	205,892
Other current assets	87,091	78,420
Total current assets	689,686	687,564
Property and equipment, net	246,304	245,234
Goodwill	101,822	104,073
Other intangible assets, net	62,082	66,482
Operating lease right-of-use assets	30,631	27,358
Deferred income tax assets	80,264	81,930
Other non-current assets	29,764	21,730
Total assets	$1,240,553	$1,234,371
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$222,039	$215,827
Current lease liabilities	7,087	7,700
Current maturities of long-term debt	268	621
Other current liabilities	96,724	100,805
Total current liabilities	326,118	324,953
Long-term debt, less current maturities	222,134	222,217
Non-current lease liabilities	21,920	16,175
Pension benefit obligation	2,758	3,209
Other non-current liabilities	27,319	23,095
Total liabilities	$600,249	$589,649
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized 31,318,444 and 31,542,001 issued and outstanding at June 30, 2024 and December 31, 2023, respectively	26,539	50,503
Paid-in capital	4,949	—
Accumulated other comprehensive loss	(55,699)	(30,160)
Accumulated earnings	664,515	624,379
Total shareholders’ equity	640,304	644,722
Total liabilities and shareholders’ equity	$1,240,553	$1,234,371

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Operating Activities:
Net income	$33,661	$6,412
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,733	26,077
Deferred income taxes	4,365	(2,812)
Stock based compensation	7,392	5,053
(Gain) loss on disposition of property and equipment	(42)	828
Provisions for inventory	793	1,930
Impairment of goodwill	—	19,509
Other	(863)	(259)
Changes in assets and liabilities:
Accounts receivable, net	(14,310)	(11,624)
Inventory	(12,338)	9,417
Other assets	(36,874)	(12,241)
Accounts payable	8,436	24,518
Other liabilities	9,871	(8,196)
Net cash provided by operating activities	26,824	58,612
Investing Activities:
Purchases of property and equipment	(30,704)	(13,667)
Proceeds from the sale of property and equipment	81	40
Proceeds from deferred purchase price of factored receivables	6,208	7,351
Cost of technology investments	(265)	(500)
Net cash used in investing activities	(24,680)	(6,776)
Financing Activities:
Borrowings on debt	35,000	—
Repayments of debt	(35,420)	(16,982)
Proceeds from the exercise of Common Stock options	2,763	263
Taxes withheld and paid on employees' stock-based compensation	(2,417)	(2,644)
Cash paid for the repurchase of Common Stock	(21,703)	(19,993)
Net cash used in financing activities	(21,777)	(39,356)
Foreign currency effect	(6,574)	2,300
Net (decrease) increase in cash and cash equivalents	(26,207)	14,780
Cash and cash equivalents at beginning of period	149,673	153,891
Cash and cash equivalents at end of period	$123,466	$168,671
Supplemental disclosure of cash flow information:
Cash paid for taxes	$12,300	$11,619
Cash paid for interest	6,723	6,640

GENTHERM INCORPORATED

OTHER NON-GAAP RECONCILIATIONS

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2024	2023
Automotive revenues	$364,002	$361,533
Non-automotive electronics revenues	346	3,609
One-time benefits from recoveries and retrofits	—	269
Adjusted Automotive revenues	363,656	357,655
Foreign currency translation impact	(3,870)	—
Adjusted Automotive revenues, excluding foreign currency translation impact	$367,526	$357,655
Year over Year % change	2.8%

	Three Months Ended June 30,
	2024	2023
Automotive revenues	$364,002	$361,533
Less: Valve Systems	29,267	27,692
Less: Automotive Cables	18,832	20,243
Less: Battery Performance Solutions	16,063	19,587
Less: Non-automotive and contract manufacturing electronics (a)	3,017	7,385
Automotive Climate and Comfort Solutions revenues	296,823	286,626
Less: One-time benefits from recoveries and retrofits	—	269
Adjusted Automotive Climate and Comfort Solutions revenues	296,823	286,357
Foreign currency translation impact	(3,187)	—
Adjusted Automotive Climate and Comfort Solutions revenues, excluding foreign currency translation impact	$300,010	$286,357
Year over Year % change	4.8%

(a) In Q1 2024 we did not exclude contract manufacturing electronics revenues from Automotive Climate and Comfort Solutions revenues. Contract manufacturing electronics revenues were $2,699 and $3,850 in Q1 2024 and Q1 2023, respectively.